UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2013

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 23, 2013, Alaska Communications Systems Group, Inc. (the "Company") and General Communications, Inc. ("GCI") issued a press release in connection with the announcement of the transaction described in Item 8.01 below.

The information disclosed in this Item 7.01 is "furnished" pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporated them by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. In addition, the Company undertakes no duty or obligation to publicly update or revise the information included in this Item 7.01.

Item 8.01 Other Events.

On July 23, 2013, the Company and GCI announced that they have completed the transaction under which the Company and GCI agreed to combine their wireless networks to establish The Alaska Wireless Network, LLC.  The Company anticipates filing a Current Report on Form 8-K under Item 2.01, Completion of Acquisition or Disposition of Assets, within the prescribed time period.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1        Alaska Communications Systems Group, Inc. and General Communications, Inc. joint press release dated July 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2013	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary